Exhibit 16.1

May 15, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Intelligent Highway Solutions, Inc.

We have read the statements of Intelligent Highway Solutions, Inc. included under Item 4.01 of Form 8-K dated May 13, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC